SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 3, 2026

IF BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IROQ	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
A Special Meeting of Shareholders of IF Bancorp, Inc. (the “Company”) was held on February 3, 2026. The matters listed below were submitted to a vote of the shareholders and the proposals are described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on December 30, 2026. The final results of the shareholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement with ServBanc Holdco, Inc.

The shareholders approved the Agreement and Plan of Merger (the “Merger Agreement”), by and between ServBanc Holdco, Inc. (“ServBanc Holdco”) and the Company, pursuant to which (i) the Company will merge with and SBHI Holdings, Inc., a newly formed subsidiary of ServBanc Holdco, with the Company as the surviving corporation (the “Merger”), (ii) the Company will be merged with and into ServBanc Holdco, with ServBanc Holdco as the surviving corporation, and (iii) Iroquois Federal Savings and Loan Association, a wholly owned subsidiary of the Company, will merge with and into Servbank, National Association (“Servbank”), a wholly owned subsidiary of ServBanc Holdco, with Servbank as the surviving entity, as follows:

For	2,447,915
Against	30,922
Abstain	9,959
Broker non-votes	0

Proposal 2 – Approval of non-binding, advisory resolution to approve certain compensation payable to named executive officers

The shareholders approved the non-binding advisory proposal regarding the compensation to be paid to the named executive officers of the Company in connection with the transactions contemplated by the Merger Agreement.
For	1,837,673
Against	631,233
Abstain	19,890
Broker non-votes	0

Proposal 3 – Approval of Adjournment of Special Meeting

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve the Merger Agreement, was not considered by shareholders based on the approval of Proposal 1 at the special meeting.

For	2,245,315
Against	33,129
Abstain	13,097
Broker non-votes	197,255

Item 8.01 Other Events.

On February 3, 2026, the Company announced that the shareholders of the Company approved the Merger at its Special Meeting of Shareholders held on February 3, 2026. Subject to the satisfaction of customary closing conditions, the Merger is expected to close on March 12, 2026.

The press release announcing the approval of the Merger by the shareholders of the Company and the anticipated closing date of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

             Exhibit No. Description

99.1	Press release dated February 3, 2026, regarding shareholder approval and anticipated closing date
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.

Date: February 4, 2026	By:	/s/ Walter H. Hasselbring, III
Walter H. Hasselbring, III
Chief Executive Officer